Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-09840, 333-12146, 333-14238, 333-109874 and 333-118930) of Retalix Ltd. of our report dated July 21, 2006, with respect to the consolidated financial statements of Retalix Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2007.

/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel Aviv, Israel
July 2, 2008